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                                                                  Exhibit (j)(1)

                               CONSENT OF COUNSEL

          We hereby consent to (i) the use of our name and to the references to our firm under the caption "Counsel" in the Statement of Additional Information that is included in this Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act") of BlackRock Provident Institutional Funds; and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 71 of our firm's opinion and consent of counsel as filed in Exhibit (i) to Post-Effective Amendment No. 70 to the Trust's Registration Statement on Form N-1A under the 1940 Act. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                      DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
March 13, 2002